NI Holdings, Inc. Announces $10M Repurchase Plan

FARGO, North Dakota, May 9, 2022 – NI Holdings, Inc. (NASDAQ: NODK) today announced that its Board of Directors has approved an authorization for the repurchase of up to approximately $10 million of the company’s outstanding common stock. This supports our planned approach to capital deployment to create long-term value for our shareholders – through share repurchases and future strategic acquisitions. This authorization is in addition to approximately $2.0 million remaining under the Board’s previous repurchase authorization announced on August 16, 2021, for a total of approximately $12.0 million available for the repurchase of the company’s outstanding common stock.

The actual timing, number, and value of common shares repurchased under the plan will be determined by management in its discretion and will depend on a number of factors, including, among others, general market and business conditions, the trading price of common shares, and applicable legal requirements. The Company has no obligation to repurchase any common shares under the authorization, and the repurchase plan may be suspended, discontinued, or modified at any time for any reason.

NI Holdings, Inc. had 21,235,174 shares of common stock outstanding as of April 30, 2022, per the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022.

About the Company

NI Holdings, Inc. is an insurance holding company. The company is a North Dakota business corporation that is the stock holding company of Nodak Insurance Company and became such in connection with the conversion of Nodak Mutual Insurance Company from a mutual to stock form of organization and the creation of a mutual holding company. The conversion was consummated on March 13, 2017. Immediately following the conversion, all of the outstanding shares of common stock of Nodak Insurance Company were issued to Nodak Mutual Group, Inc., which then contributed the shares to NI Holdings in exchange for 55% of the outstanding shares of common stock of NI Holdings. Nodak Insurance Company then became a wholly-owned stock subsidiary of NI Holdings.

NI Holdings completed the acquisition of Direct Auto Insurance Company on August 31, 2018, which is a wholly-owned stock subsidiary of NI Holdings.

NI Holdings completed the acquisition of Westminster American Insurance Company on January 1, 2020, which is a wholly-owned stock subsidiary of NI Holdings.

Nodak Insurance Company owns American West Insurance Company and Primero Insurance Company. Nodak Insurance Company also controls Battle Creek Mutual Insurance Company as a result of an affiliation agreement between the two companies.

NI Holdings’ financial statements are the consolidated financial results of NI Holdings; Nodak Insurance, including Nodak Insurance’s wholly-owned subsidiaries American West and Primero, and its affiliate Battle Creek; Direct Auto; and Westminster.

Safe Harbor Statement

Some of the statements included in this news release, particularly those relating to potential future repurchases of the Company’s common stock are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss adjustment expense reserves, business and economic conditions, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, including the impacts of climate change, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the insurance companies we may acquire from time to time, and other risks we describe in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as filed with the SEC.

Investor Relations Contact:
Seth Daggett

Executive Vice President, Treasurer and Chief Financial Officer
701-298-4348
sdaggett@nodakins.com

Media Contact:
Beth DuFault
701-298-4282
bdufault@nodakins.com